UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2014

Silver Bay Realty Trust Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-35760	90-0867250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Fernbrook Lane North, Suite 210

Plymouth, MN 55447

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (952) 358-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 10, 2014, Brian C. Taylor delivered to the Board of Directors (the “Board”) of Silver Bay Realty Trust Corp. (the “Company” or “Silver Bay”) his contingent resignation from the Company’s Board, including as Chairman of the Board, with such resignation to be effective as of the closing of the transaction in which the management of the Company will be internalized as described below.

As previously announced, on August 3, 2014, the Company entered into a Contribution Agreement with Pine River Domestic Management L.P. (“Pine River”), Provident Real Estate Advisors LLC (“Provident” and, together with Pine River, “Contributors”), PRCM Real Estate Advisers LLC, the Company’s external manager (the “Manager”), and Silver Bay Operating Partnership L.P. (the “Operating Partnership”). Consummation of the transactions contemplated in the Contribution Agreement, including the acquisition of the Manager by the Operating Partnership, will result in the internalization of the management of the Company (the “Internalization”).

In connection with the Internalization and pursuant to the terms of the Contribution Agreement, the Contributors covenanted that one director affiliated with the Contributors would resign from the Board upon the closing of the Internalization. Mr. Taylor’s resignation is in satisfaction of such covenant and is not the result of a disagreement with the Company relating to its operations, policies or practices. Effective upon Mr. Taylor’s resignation, the number of directors serving on the Board will be reduced from nine directors to eight directors.

The Board has elected Irvin R. Kessler to serve as Chairman of the Board, effective upon Mr. Taylor’s resignation.  Thomas Brock will continue to serve as the Company’s Lead Independent Director.

Item 8.01 Other Events

On September 4, 2014, Timothy W.J. O’Brien, General Counsel and Secretary to the Company, delivered to the Board his contingent resignation as the Company’s General Counsel and Secretary, effective as of the closing of the Internalization.

On September 4, 2014, the Board appointed Daniel J. Buechler to serve as General Counsel and Secretary to the Company until his resignation or removal or replacement by the Board, effective upon Mr. O’Brien’s resignation. Prior to this appointment, Mr. Buechler served as a Vice President at Pine River Capital Management L.P. since February 2012 where he was dedicated to providing legal services to Silver Bay. In this role, Mr. Buechler was part of the Company’s management team; oversaw the Company’s day-to-day legal needs, including matters related to corporate governance and securities laws; assisted in the development of the Company’s compliance program; and served as the lead in-house attorney for major transactions. Prior to joining Pine River Capital Management L.P., Mr. Buechler was an attorney at the law firm of Oppenheimer Wolff & Donnelly LLP in Minneapolis, Minnesota. He received a J.D. from the University of Minnesota Law School and a B.A. from the University of Minnesota, Twin Cities.

Important Additional Information

IN CONNECTION WITH THE INTERNALIZATION TRANSACTION CONTEMPLATED BY THE CONTRIBUTION AGREEMENT, THE COMPANY HAS FILED A DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION AND MAILED THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION TO ITS STOCKHOLDERS OF RECORD. INVESTORS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE COMPANY, THE MANAGER AND THE TRANSACTIONS CONTEMPLATED BY THE CONTRIBUTION AGREEMENT, INCLUDING ITS TERMS AND ANTICIPATED EFFECTS AND RISKS TO BE CONSIDERED BY SILVER BAY’S STOCKHOLDERS. Stockholders of Silver Bay, and other interested persons, may find additional information regarding Silver Bay and a free copy of the definitive proxy statement and other documents at the Commission’s Internet site at www.sec.gov or by directing requests to: Silver Bay Realty Trust Corp., Attn: Investor Relations, 3300 Fernbrook Lane North, Suite 210, Plymouth, MN 55447, telephone (952) 358-4400.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements may include the timing of the transaction and involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include failure to obtain stockholder approval of the transaction and failure of any other condition to the completion of the internalization.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Silver Bay does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Silver Bay’s most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning Silver Bay or matters attributable to Silver Bay or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER BAY REALTY TRUST CORP.

	By:	/s/ Timothy W. J. O’Brien
Timothy W. J. O’Brien
General Counsel and Secretary

Date: September 16, 2014